Exhibit 99.1

For Immediate Release

SL Industries Announces 2016 First Quarter Results

MT. LAUREL, NEW JERSEY, May 3, 2016 . . . SL INDUSTRIES, INC. (NYSE MKT: SLI); (“SLI” or the “Company”) operating results for the first quarter ended March 31, 2016 are summarized in the following paragraphs. Please read the Company’s full report on Form 10-Q, which can be found at www.slindustries.com.

Company Update

SLI and Handy & Harman Ltd. (“HNH”) jointly announced on April 7, 2016, that they entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which an indirect wholly owned subsidiary of HNH plans to acquire and then merge with and into SLI, with SLI continuing as the surviving corporation and as a wholly owned indirect subsidiary of HNH (the “Merger”). Pursuant to the Merger Agreement, it is anticipated that the acquisition of SLI will be accomplished through a cash tender offer to purchase all of the outstanding shares of the SLI’s common stock at a purchase price of $40.00 per share (the “Offer”). The Offer and Merger are subject to the terms described in the Merger Agreement, which was filed with the Securities and Exchange Commission on a Form 8-K on April 7, 2016. No assurances can be given that any of the transactions contemplated by the Merger Agreement will be completed or that the conditions to the Offer will be satisfied.

First Quarter Results

Net sales for the quarter ended March 31, 2016 were $49.5 million compared with net sales for the quarter ended March 31, 2015 of $46.7 million.

Income from continuing operations for the quarter ended March 31, 2016 was $2.1 million, or $0.53 per diluted share, compared to income from continuing operations of $2.7 million, or $0.65 per diluted share, for the quarter ended March 31, 2015.

Net income for the quarter ended March 31, 2016 was $1.6 million, or $0.40 per diluted share, compared to net income of $2.5 million, or $0.61 per diluted share, for the quarter ended March 31, 2015. Net income for the quarter ended March 31, 2016 included a loss from discontinued operations of $0.5 million, or $0.13 per diluted share, compared to a loss from discontinued operations of $0.2 million, or $0.04 per diluted share, for the first quarter of 2015.

The Company generated EBITDA from continuing operations of $4.6 million for the first quarter of 2016, as compared to $4.8 million for the same period in 2015, an decrease of $0.2 million, or 4%. The Company generated Adjusted EBITDA from continuing operations of $5.5 million for the first quarter of 2016, compared to $4.9 million for the same period in 2015, for an increase of $0.6 million, or 12%.  See “Note Regarding Use of Non-GAAP Financial Measurements” below for the definitions of EBITDA and Adjusted EBITDA.

Guidance 2016

The Company anticipates, based on current information, full-year 2016 net sales, EBITDA, and Adjusted EBITDA from continuing operations in the ranges of $193 million to $236 million, $22.7 million to $27.7 million, and $25.0 million to $30.0 million, respectively. The Company’s outlook for the second quarter of 2016 is net sales, EBITDA, and Adjusted EBITDA from continuing operations in the ranges of $50 million to $56 million, $5.0 million to $5.5 million, and $6.0 million to $6.5 million, respectively.

Financial Summary

SUMMARY CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2016	2015
	(In thousands)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,289	$10,977
Receivables, net	33,907	32,470
Inventories, net	24,370	23,722
Other current assets	10,976	10,091
Total current assets	74,542	77,260
Property, plant and equipment, net	18,222	18,166
Intangible assets, net	34,446	35,477
Other assets and deferred charges, net	3,059	3,017
Total assets	$130,269	$133,920

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities	$46,305	$50,647
Long-term liabilities	5,732	6,270
Shareholders' equity	78,232	77,003
Total liabilities and shareholders' equity	$130,269	$133,920

CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended
	March 31,
	2016	2015
	(In thousands, except per share amounts)

Net sales	$49,495	$46,684
Cost and expenses:
Cost of products sold	32,514	31,260
Engineering and product development	2,772	2,784
Selling, general and administrative	9,696	8,014
Depreciation and amortization	1,280	589
Total cost and expenses	46,262	42,647
Income from operations	3,233	4,037

Other income (expense):
Amortization of deferred financing costs	(71)	(27)
Interest income	2	13
Interest expense	(57)	(6)
Other gain (loss), net	105	131
Income from continuing operations before income taxes	3,212	4,148
Income tax provision	1,105	1,440
Income from continuing operations	2,107	2,708
(Loss) from discontinued operations, net of tax	(511)	(162)
Net income	$1,596	$2,546

Basic net income (loss) per common share
Income from continuing operations	$0.53	$0.66
(Loss) from discontinued operations, net of tax	(0.13)	(0.04)
Net income	$0.40	$0.62

Diluted net income (loss) per common share
Income from continuing operations	$0.53	$0.65
(Loss) from discontinued operations, net of tax	(0.13)	(0.04)
Net income	$0.40	$0.61

Shares used in computing basic net income (loss) per common share	3,963	4,093
Shares used in computing diluted net income (loss) per common share	3,989	4,160

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended
	March 31,
	2016	2015
	(In thousands)

Net income	$1,596	$2,546
Other comprehensive income, net of tax:
Foreign currency translation	(606)	(132)
Comprehensive income	$990	$2,414

Segment Results

	Three Months Ended
	March 31,
	2016	2015
	(In thousands)
Net sales
SLPE	$16,036	$16,148
MTE	15,916	18,993
SL-MTI	17,543	11,543
Net sales	49,495	46,684

Income from operations
SLPE	1,797	1,701
MTE	1,248	2,450
SL-MTI	2,546	1,854
Unallocated Corporate Expenses	(2,358)	(1,968)
Income from operations	3,233	4,037

Other income (expense):
Amortization of deferred financing costs	(71)	(27)
Interest income	2	13
Interest expense	(57)	(6)
Other gain (loss), net	105	131
Income from continuing operations before income taxes	$3,212	$4,148

Note: The Company has historically operated under three business segments: SL Power Electronics Corp. (“SLPE”), the High Power Group, and SL-MTI. MTE Corporation (“MTE”) and TEAL Electronics Corp. (“TEAL”) were combined into one business segment, which was reported as the High Power Group. During 2016, the Company changed the name of the High Power Group to MTE. There is no change to the composition of MTE segment from what the Company previously reported as the High Power Group segment. As of March 31, 2016, the Company currently operates under three business segments: SLPE, MTE, and SL-MTI.

Supplemental Non-GAAP Disclosures
EBITDA and Adjusted EBITDA

	Three Months Ended
	March 31,
	2016	2015
	(In thousands)

Income from continuing operations, net of tax	$2,107	$2,708

Add (deduct):
Interest income	(2)	(13)
Interest expense	57	6
Income tax provision	1,105	1,440
Depreciation and amortization	1,280	589
Amortization of deferred financing costs	71	27
EBITDA from continuing operations	4,618	4,757

Strategic costs	562	-
Non-cash stock-based compensation expense	239	249
Direct acquisition costs	41	-
Loss (gain) on foreign exchange contracts	13	(131)
Adjusted EBITDA from continuing operations	$5,473	$4,875

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission (“SEC”), including “EBITDA” and “Adjusted EBITDA”.  The Company is presenting EBITDA and Adjusted EBITDA because it believes that it provides useful information to investors about SLI, its business and its financial condition. The Company defines EBITDA as net income from continuing operations before the effects of interest income, interest expense, income taxes, depreciation and amortization, and the amortization of deferred financing costs. The Company defines Adjusted EBITDA as EBITDA before the effects of certain items, including     strategic costs, non-cash charges for stock-based compensation, direct acquisition costs, and loss (gain), realized or unrealized, on foreign exchange contracts. The Company believes EBITDA and Adjusted EBITDA are useful to investors because they are key measures used by the Company’s Board of Directors and management to evaluate its business, including internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, as an element in determining executive compensation, and as a basis in determining the Company’s bank covenants.

However, EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, EBITDA and Adjusted EBITDA should not be considered a substitute for net income (loss) or cash flows from operating, investing, or financing activities. Because EBITDA and Adjusted EBITDA are calculated before recurring cash items, including interest income, interest expense, and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of EBITDA and Adjusted EBITDA as an analytical tool, including the following:

•	EBITDA and Adjusted EBITDA do not reflect the Company’s interest income and interest expense;
•	EBITDA and Adjusted EBITDA do not reflect the Company’s income tax expense or the cash requirements to pay its income taxes;
•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacement;

•	EBITDA and Adjusted EBITDA do not include the amortization of deferred financing costs;
•	EBITDA and Adjusted EBITDA do not include discontinued operations;
•	Adjusted EBITDA does not include strategic costs;
•	Adjusted EBITDA does not include non-cash charges for stock-based compensation;
•	Adjusted EBITDA does not include direct acquisition costs;
•	Adjusted EBITDA does not include loss (gain), realized or unrealized, on foreign exchange contracts.

The Company compensates for these limitations by relying primarily on its GAAP financial measures and by using EBITDA and Adjusted EBITDA only as supplemental information. The Company believes that consideration of EBITDA and Adjusted EBITDA, together with a careful review of its GAAP financial measures, is the most informed method of analyzing SLI.

The Company reconciles EBITDA and Adjusted EBITDA to net income from continuing operations, and that reconciliation is set forth above.  Because EBITDA and Adjusted EBITDA are not a measurement determined in accordance with GAAP and is susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Net sales and expenses are measured in accordance with the policies and procedures described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

About SL Industries, Inc.

SL Industries, Inc., designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic equipment, and custom gears and gearboxes that are used in a variety of medical, commercial and military aerospace, computer, datacom, industrial, architectural and entertainment lighting, and telecom applications. For more information about SL Industries, Inc. and its products, please visit the Company’s web site at www.slindustries.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SLI’s current expectations and projections about its future results, performance, prospects, and opportunities. SLI has tried to identify these forward-looking statements by using words such as “may,” “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate,” and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2016 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports.  In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Although SLI believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Except as otherwise required by Federal securities laws, SLI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Contact
SL Industries, Inc.
Louis J. Belardi
Chief Financial Officer
E-mail:  louis.belardi@slindustries.com
Phone:  856.727.1500  x 5525